EXHIBIT 99.1

Tekmira Receives Clearance to Conduct a Phase I Clinical Study With TKM-HBV

TKM-HBV is Designed to Treat Patients Chronically Infected With Hepatitis B Virus

VANCOUVER, British Columbia, Dec. 22, 2014 (GLOBE NEWSWIRE) -- Tekmira Pharmaceuticals Corporation (Nasdaq:TKMR) (TSX:TKM), a leading developer of RNA interference (RNAi) therapeutics, announced today that it has received a No Objection Letter from Health Canada regarding its Clinical Trial Application, allowing the Company to proceed with a Phase I clinical trial with TKM-HBV, a therapeutic agent designed to treat patients chronically infected with hepatitis B virus (HBV).

The Company expects to commence a single ascending dose Phase I trial with TKM-HBV in healthy human volunteers in the first quarter of 2015, and progress to chronically infected patients in a multi-dosing regimen in the second half of 2015.

"We are very pleased to advance TKM-HBV into Phase I clinical studies and achieve this important milestone. As TKM-HBV represents our most compelling program, we are advancing two formulations into a Phase I clinical trial. Both product candidates employ the same unique combination of three RNAi trigger molecules. However, they differ in their LNP composition. One formulation employs a third generation LNP, and the other comprises a new, fourth generation LNP, incorporating novel lipid chemistry and demonstrating improved potency. Our objective is to determine which of the two formulations will demonstrate the optimal therapeutic index," said Dr. Mark J. Murray, President and CEO, Tekmira Pharmaceuticals.

Dr. Murray added, "TKM-HBV represents an innovative and differentiated approach for the treatment of chronic hepatitis B infection, which is a global unmet medical need."

About TKM-HBV

The goal of TKM-HBV is to facilitate hepatitis B surface antigen (HBsAg) loss in patients with chronic hepatitis B. The continued presence of HBsAg in chronic HBV is believed to be responsible for disease pathogenesis and impairing the body's ability to clear the virus. Blocking HBsAg may lead to a functional cure by promoting immune-mediated clearance and control of HBV, potentially through HBsAg seroconversion. TKM-HBV is a novel lipid nanoparticle (LNP) formulated RNAi therapy that uniquely targets three highly conserved regions of the HBV viral genome. Targeting multiple sites on the HBV genome allows for potent reduction of multiple viral antigens, knockdown across a broad range of HBV genotypes, and a decrease in the probability of developing antiviral resistance. Preclinical studies with TKM-HBV have shown reductions of HBsAg and other important viral markers across the most prevalent HBV genotypes, demonstrating that TKM-HBV has the potential to treat patients with chronic HBV.

About HBV

The hepatitis B virus (HBV) is a DNA virus belonging to the Hepadnaviridae family of viruses. There are more than two billion people infected globally with HBV and 400 million have become chronically infected with HBV. In the United States there are approximately 1.4 million HBV chronically infected individuals. Almost 100,000 new people are infected with HBV annually and an estimated 5,000 Americans die each year from HBV and its complications. Current treatments are able to suppress HBV if taken indefinitely, but these do not typically lead to a functional cure, and viral rebound is observed upon treatment stoppage. (WHO and CDC)

About RNAi and Tekmira's LNP

RNAi therapeutics have the potential to treat a number of human diseases by "silencing" disease causing genes. The discoverers of RNAi, a gene silencing mechanism used by all cells, were awarded the 2006 Nobel Prize for Physiology or Medicine. RNAi trigger molecules often require delivery technology to be effective as therapeutics. Tekmira believes its LNP technology represents the most advanced and widely adopted delivery technology for the systemic delivery of RNAi triggers. Tekmira's LNP platform is being utilized in multiple clinical trials in various disease areas by Tekmira and its partners. Tekmira's LNP technology (formerly referred to as stable nucleic acid-lipid particles or SNALP) encapsulates RNAi triggers with high efficiency in uniform lipid nanoparticles that are effective in delivering these therapeutic compounds to disease sites. Tekmira's LNP formulations are manufactured by a proprietary method which is robust, scalable and highly reproducible, and LNP-based products have been reviewed by multiple regulatory agencies for use in clinical trials. LNP formulations comprise several lipid components that can be adjusted to suit the specific application.

About Tekmira

Tekmira Pharmaceuticals Corporation is a biopharmaceutical company focused on advancing novel RNAi therapeutics and providing its leading lipid nanoparticle (LNP) delivery technology to pharmaceutical and biotechnology partners. Tekmira has been working in the field of nucleic acid delivery for over a decade, and has broad intellectual property covering its delivery technology. Further information about Tekmira can be found at www.tekmira.com. Tekmira is based in Vancouver, Canada and Seattle, USA.

Forward-Looking Statements and Information

This news release contains "forward-looking statements" or "forward-looking information" within the meaning of applicable securities laws (collectively, "forward-looking statements"). Forward-looking statements in this news release include statements about Tekmira's strategy, future operations, clinical trials, prospects and the plans of management; receipt of the No Objection Letter from Health Canada permitting the advancement of TKM-HBV into a Phase I clinical study in human healthy volunteers, and to progress to a multiple ascending dose trial by the second half of 2015; advancement of two formulations into the clinic comprising a third generation LNP and a new fourth generation LNP, which contains novel lipid chemistry and has shown improved potency in certain pre-clinical studies; the effects and potency of Tekmira's product TKM-HBV on chronic Hepatitis B infection; and estimations of unmet demands for TKM-HBV.

With respect to the forward-looking statements contained in this news release, Tekmira has made numerous assumptions regarding, among other things: LNP's status as a leading RNAi delivery technology; the effectiveness of RNAi therapeutics in the treatment of Hepatitis B virus; and the results of pre-clinical studies. While Tekmira considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause Tekmira's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: RNAi based therapeutics may not prove to be effective in the treatment of Hepatitis B virus as currently anticipated, compared to other therapeutics, or at all; Tekmira may not initiate clinical trials for TKM-HBV as currently anticipated, or at all; the FDA or other regulatory agencies may refuse to approve Tekmira's products, or place restrictions on Tekmira's ability to commercialize its products; anticipated pre-clinical and clinical trials may be more costly or take longer to complete than anticipated, and may never be initiated or completed, or may not generate results that warrant future development of the tested drug candidate; future operating results are uncertain and likely to fluctuate; economic and capital market conditions; and the possibility that Tekmira may not have sufficiently budgeted for expenditures necessary to carry out planned activities.

A more complete discussion of the risks and uncertainties facing Tekmira appears in Tekmira's Annual Report on Form 10-K and Tekmira's continuous disclosure filings, which are available at www.sedar.com and www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Tekmira disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

CONTACT: Investors
         Julie P. Rezler
         Director, Investor Relations
         Phone: 604-419-3200
         Email: jrezler@tekmira.com

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